ELEVENTH AMENDMENT TO

INVESTMENT AGREEMENT

This Eleventh Amendment to Investment Agreement (“Amendment”) is made as of the 17th day of March, 2015 by and between Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and DMRJ Group I LLC, a Delaware limited liability company (the “Investor”).

Background

A.

The Company and the Investor are parties to a certain Investment Agreement, dated as of July 14, 2010, as amended by the Amendment and Waiver dated as of November 8, 2010, the Second Amendment (the “Second Amendment”), dated as of February 25, 2011, the Third Amendment (the “Third Amendment”), dated as of March 11, 2011, and the Fourth Amendment (the “Fourth Amendment”), dated as of May 3, 2011, the Fifth Amendment (the “Fifth Amendment”), dated as of December 15, 2012, and the Sixth Amendment (the “Sixth Amendment”), dated as of January 29, 2013,  Seventh Amendment (the “Seventh Amendment”), dated as of April 30, 2013, the Eighth Amendment (the “Eighth Amendment”), dated as of July 24, 2013, the Ninth Amendment (the “Ninth Amendment”), dated as of October 24, 2013, and the Tenth Amendment (the “Tenth Amendment”), dated as of February 19, 2014 (as amended, the “Investment Agreement”), pursuant to which, among other things, Investor has made available to the Company a senior secured term loan credit facility of up to $6,500,000.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Investment Agreement; and

B.

Subject to the terms and conditions as set forth herein, the Investor and the Company are willing to further amend the Investment Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the provisions of Section 9.01 of the Investment Agreement, the parties hereby agree as follows:

1.

Amendment.  Schedule A, as effective pursuant to the Tenth Amendment and attached thereto, is amended and restated in its entirety and replaced by Schedule A-11 hereto, and all references to Schedule A in the Investment Agreement shall be deemed references to Schedule A-11.

2.

Representations and Warranties.  The Company represents, warrants and covenants to Investor that:

a)

All warranties and representations made to the Investor under the Investment Agreement and the Transaction Documents are true and correct as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date.

b)

The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

c)

The execution by the Company and delivery to the Investor of this Amendment (i) is not and will not be in contravention of any order of any court or other agency of government, any law or any other indenture or agreement to which the Company is a party or the organizational documents of the Company (ii) is not or will not be in conflict with, or result in a breach of, or constitute (with due notice and/or passage of time) a default under any such indenture, agreement or undertaking, and (iii) will not result in the imposition of any lien, charge, encumbrance of any nature on any property of the Company.

3.

Expenses. The Company shall pay any and all costs, fees and expenses of Investor (including without limitation, attorneys’ fees) in connection with this Amendment and the transaction contemplated hereby.

4.

Ratification of Investment Documents. Except as expressly set forth herein, all of the terms and conditions of the Investment Agreement and Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  Henceforth, all references to the Investment Agreement shall mean the Investment Agreement as modified by this Amendment.

5.

Confirmation of Indebtedness. The Company confirms and acknowledges that as of February 28, 2015 the Company was indebted to the Investors, without any deduction, defense, setoff, claim or counterclaim, of any nature, in aggregate principal and interest (including Amortization Amounts as set forth in the Fourth Amendment) in the amount of $15,456,952 consisting of principal of $11,790,492 and interest of $3,666,460 plus all fees, costs and expenses incurred to date in connection with the Investment Agreement and the other Transaction Documents.

6.

Collateral. Company hereby confirms and agrees that all security interests and liens granted to Investor pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreement), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Note and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investor as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

7.

No Waivers, Reservation of Rights. Investor has not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults or Events of Default which be existing on date hereof or may occur after the date hereof.  Investor has not agreed to forbear with respect to any of its rights or remedies concerning any defaults or Events of Default, which may be continuing as of the date hereof or which may occur after the date hereof.  Except as expressly set forth in Section 1 hereof, Investor reserves the right to exercise all of its rights and remedies, whether arising under the Investment Agreement, the other Transaction Documents or applicable law. Neither this Amendment nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of the Investment Agreement or any of the other Transaction Documents, or any rights or obligations thereunder, or a waiver by Investor of any of its rights thereunder or at law or in equity.  This Amendment does not obligate Investor to agree to any other extension or modification of the Investment Agreement nor does it constitute a course of conduct or dealing on behalf of Investor or a waiver of any other rights or remedies of Investor.  No omission or delay by Investor in exercising any right or power under the Investment Agreement, this Amendment, the other Transaction Documents or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

8.

Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

9.

Signatories. Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

10.

Duplicate Originals.  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

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SIGNATURE PAGE TO ELEVENTH AMENDMENT

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

Company:	DESERT HAWK GOLD CORP By: /s/ Rick Havenstrite Name: Rick Havenstrite Title: President

Investor:	DMRJ GROUP I LLC By: /s/ Daniel Small Name: Daniel Small Title: Managing Director

SCHEDULE A-11

Three Month Period Ended	Minimum Payments
May 31, 2015	$500,000
August 31, 2015	$1,000,000
November 30, 2015	$4,000,000
February 28, 2015	$1,500,000
May 31, 2016	$750,000
August 31, 2016	$3,000,000
October 31, 2016	$3,000,000